Exhibit 99.1

Metalline Mining Company 1330 Margaret Avenue Coeur d’Alene, ID 83815	Phone 208-665-2002 Fax 208-665-0041 email: metalin@roadrunner.net Web site: www.metalin.com

For Release: December 4, 2009

Metalline and Dome Agree to Transaction Terms

Coeur d’Alene, Idaho -- Metalline Mining Company (NYSE Amex: MMG) is pleased to announce that on December 4, 2009 it executed an Agreement and Plan of Merger and Reorganization with Dome Ventures Corporation (“Dome”).   On November 13, 2009 Metalline announced that it had entered into a letter of intent with Dome and in that release outlined the proposed terms of the transaction.

Upon the closing of the transaction Dome will be a wholly owned subsidiary of Metalline.  After the completion of the transaction the parties intend for Metalline’s common stock issued in the transaction to be listed on both the NYSE Amex and the TSX Venture Exchange.  To effect the transaction Metalline will acquire all of the outstanding shares of Dome by the issuance of 47,724,561 shares of common stock.  The number of Metalline common shares to be received by Dome’s shareholders will depend on the number of Dome shares outstanding at the closing of the transaction.

The transaction is contingent on Metalline’s receipt of $2,990,000 in funding by December 23, 2009.  Further, the transaction is contingent on Dome receiving funding of $13,010,000 by January 10, 2010, which will be held in escrow pending the closing of the transaction.  The agreement between the parties contains standard deal protection provisions and in the agreement both Dome and Metalline made standard representations, warranties and covenants to each other. The completion of the transaction is subject to a number of conditions including both parties receipt of funding, both parties seeking and obtaining shareholder approval, and other regulatory approvals.   The parties expect to complete the transaction during the second calendar quarter of 2010.

About Metalline Mining Company

Metalline Mining Company is an exploration stage enterprise engaged in the business of mining. The Company currently owns mining concessions in the municipality of Sierra Mojada, Coahuila, Mexico.  The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. and Contratistas de Sierra Mojada S.A. de C.V.  To obtain more information on Metalline Mining Company, visit the Company's web site (www.metallinemining.com).

About Dome Ventures Corporation

Dome is a mineral exploration company that is currently conducting mineral exploration activities in Gabon, West Africa.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and Metalline's future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline's management.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of Metalline's future financial performance, Metalline's anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein, Metalline's Annual Report on Form 10-K for the fiscal year ended October 31, 2008 under "Risk Factors", and in subsequent Quarterly Reports on Form 10-Q.   Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.

Where You Can Find Additional Information

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer of Metalline securities with respect to this transaction will be made only through a registration statement and related materials.  In connection with the proposed merger, Metalline will file a registration statement, including a joint proxy statement of Metalline and Dome, with the SEC. Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Metalline and Dome, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained by directing a request to Metalline at 1330 E. Margaret Avenue, Coeur d'Alene, Idaho (telephone (208) 665-2002).

Metalline and Dome and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Metalline and Dome shareholders in respect of the proposed merger.

Information regarding Metalline’s directors and executive officers is available in Metalline’s annual report on Form 10-K for the year ended October 31, 2008, filed with the SEC on February 13, 2009. Additional information regarding the interests of such potential participants in the proposed merger will be included in the registration and joint proxy statement filed with the SEC in connection with the proposed transaction.